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                                                               EXHIBIT(a)(1)(vi)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.

Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

FOR THIS TYPE OF ACCOUNT:                                   GIVE THE NAME AND TAXPAYER IDENTIFICATION NUMBER OF:
------------------------                                    ----------------------------------------------------

1.   An individual's account                                The individual

2.   Two or more individuals (joint account)                The actual owner of the account or, if combined funds,
                                                            the first individual on the account (1)
3.   Custodian account of a minor (Uniform Gift to          The minor (2)
     Minors Act)

4.   a.  The usual revocable savings trust account          The grantor- trustee (1)
         (grantor is also trustee)

     b.  So-called trust account that is not a legal        The actual owner (1)
         or valid trust under state law

5.   Sole proprietorship account                            The owner (3)

6.   A valid trust, estate, or pension trust                The legal entity (Do not furnish the taxpayer
                                                            identification number of the personal representative or
                                                            trustee unless the legal entity itself is not designated
                                                            in the account title) (4)

7.   Corporate account                                      The corporation

8.   Association, club, religious, charitable,              The organization
     educational or other tax-exempt organization

9.   Partnership account                                    The partnership

10.  A broker or registered nominee                         The broker or nominee

11.  Account with the Department of Agriculture in          The public entity
     the name of a public entity (such as a state or
     local government, school district, or prison)
     that receives agricultural program payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner. Owner may use either owner's social security number or owner's employer identification number.

(4)  List first and circle the name of the legal trust, estate or pension trust.



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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                     NUMBER ON SUBSTITUTE FORM W-9 - PAGE 2



NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

RESIDENT ALIEN INDIVIDUALS: If you are a resident alien individual and you do not have, and are not eligible to get, a Social Security number, your taxpayer identification number is your individual taxpayer identification number ("ITIN") as issued by the Internal Revenue Service. Enter it on the portion of the Substitute Form W-9 where the Social Security number would otherwise be entered. If you do not have an ITIN, see "Obtaining a Number" below.

NAME:

         If you are an individual, generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name and both the last name shown on your social security card and your new last name.

OBTAINING A NUMBER:

         If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number. Resident alien individuals who are not eligible to get a Social Security number and need an ITIN should obtain Form W-7, Application for Individual Taxpayer Identification Number, from the IRS.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING:

         The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through
(7). Unless otherwise indicated, all "section" references are to sections of the Internal Revenue Code of 1986, as amended (the "Code").

         (1)      A corporation.

         (2) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

         (3)      The United States or any of its agencies or instrumentalities.

         (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

         (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.

         (6) An international organization or any of its agencies or instrumentalities.

         (7)      A foreign central bank of issue.

         (8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

         (9) A futures commission merchant registered with the Commodity Futures Trading Commission.

         (10)     A real estate investment trust.


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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                    NUMBER ON SUBSTITUTE FORM W-9 - PAGE 3


         (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

         (12)     A common trust fund operated by a bank under section 584(a).

         (13)     A financial institution.

         (14) A middleman known in the investment community as a nominee or custodian.

         (15)     A trust exempt from tax under section 664 or described in
                  section 4947.

                  PAYMENTS OF DIVIDENDS AND PATRONAGE DIVIDENDS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING INCLUDE THE FOLLOWING:

         -        Payments to nonresident aliens subject to withholding under section 1441.

         - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

         - Payments of patronage dividends where the amount received is not paid in money.

         - Payments made by certain foreign organizations. Section 404(k) distributions made by an ESOP.

                  PAYMENTS OF INTEREST NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING INCLUDE THE FOLLOWING:

         -        Payments of interest on obligations issued by individuals.
                  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of your trade or business and you have not provided your correct taxpayer identification number to the payor.

         - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

         - Payments described in section 6049(b)(5) to non-resident aliens.

         -        Payments on tax-free covenant bonds under section 1451.

         -        Payments made by certain foreign organizations.

         -        Payments of mortgage or student loan interest to you.

                  Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR; FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER; WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYOR THE APPROPRIATE COMPLETED INTERNAL REVENUE SERVICE FORM W-8.

                  Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the Treasury regulations promulgated thereunder.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give their correct taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold tax from payments of taxable interest, dividend, and certain other


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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                     NUMBER ON SUBSTITUTE FORM W-9 - PAGE 4

payments to a payee who does not furnish a taxpayer identification number to a payor. The current rate of such withholding tax is 30%. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.